Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. ANNOUNCES FOURTH QUARTER & FISCAL YEAR 2018 FINANCIAL RESULTS

•	Fourth Quarter Net Revenues up 9% Reported and 11% Constant Currency

•	Full Year Net Revenues up 14% Reported and 13% Constant Currency

•	Full Year Net Income Flat Despite Tax Reform Charge; Full Year Adjusted EBIT increased 13%
SAN FRANCISCO (February 5, 2019) – Levi Strauss & Co. (LS&Co.) today announced financial results today for the fourth quarter and fiscal year ended November 25, 2018.
"We had an outstanding year with reported net revenues of $5.6 billion, growing 14 percent year-over-year on a reported basis,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co. “It’s clear our strategies to diversify our product portfolio, expand our direct-to-consumer business, and deepen our connection with consumers worldwide have worked, resulting in both higher annual revenues and gross margins."
Highlights include:

	Three Months Ended		% Increase (Decrease) As Reported	Fiscal Year Ended		% Increase As Reported
($ millions)	November 25, 2018	November 26, 2017		November 25, 2018	November 26, 2017
Net revenues	$1,592	$1,466	9%	$5,575	$4,904	14%
Net income	$97	$116	(17)%	$285	$285	—%
Adjusted EBIT	$129	$157	(18)%	$542	$481	13%
Fourth quarter net revenues grew 9 percent on a reported basis and 11 percent on a constant currency basis, which excludes $32 million in unfavorable currency translation effect. Full year net revenues grew 14 percent on a reported basis and 13 percent on a constant currency basis, which excludes $44 million in favorable currency translation effects.
Net revenues related to the company's direct-to-consumer business grew 13 percent for the fourth quarter and 18 percent for the full year, due primarily to performance and expansion of the company's retail network, as well as growth in its e-commerce business. The company had 74 more company-operated stores at the end of fiscal 2018 than it did at the end of fiscal 2017. Net revenues related to the company's wholesale business grew 7 percent for the fourth quarter and 11 percent for the full year, primarily reflecting higher revenues from the Americas and Europe.
Fourth quarter net income declined 17 percent to $97 million, primarily due to a tax charge related to the impact of the Tax Cuts and Jobs Act (the "Tax Act").
Full-year net income was flat as higher operating income, lower interest expense, gains on hedging contracts in the current year, as well as a debt refinancing charge in the prior year, were partially offset by a one-time $143 million tax charge related to the Tax Act.

Fourth quarter Adjusted EBIT decreased 18 percent as higher revenues were more than offset by higher costs related to the expansion of the company's direct-to-consumer business, higher compensation expense reflecting stronger company performance and increased advertising investments. Full year Adjusted EBIT increased 13 percent due to higher revenues and gross margins, partially offset by higher costs related to the expansion of the company's direct-to-consumer business, increased advertising investments and higher compensation expense reflecting stronger company performance. Additional information regarding Adjusted EBIT, a non-GAAP financial measure, including a reconciliation of net income to Adjusted EBIT, is provided at the end of this press release.

Fourth Quarter 2018 Highlights

•
On a reported basis, gross margin for the fourth quarter was 53.2 percent compared with 53.4 percent in the same quarter of fiscal 2017, primarily due to the margin benefit from revenues growth in the company's global direct-to-consumer channel being more than offset by growth in lower margin businesses, foreign currency translation effects and inventory clearance.

•
Selling, general and administrative (SG&A) expenses for the fourth quarter were $720 million compared with $633 million in the same quarter of fiscal 2017. The increase in costs reflects the expansion of the company's direct-to-consumer business, higher compensation expense reflecting stronger company performance and higher advertising expenses.

•	Operating income of $128 million in the fourth quarter was down from $150 million in the same quarter of fiscal 2017 reflecting higher gross profit, which was more than offset by higher SG&A expenses.

Regional Overview

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income*
	Three Months Ended		% Increase As Reported	Three Months Ended		% Increase (Decrease) As Reported
($ millions)	November 25, 2018	November 26, 2017		November 25, 2018	November 26, 2017
Americas	$923	$855	8%	$181	$181	—
Europe	$421	$374	13%	$48	$38	26%
Asia	$248	$237	5%	$15	$22	(32)%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, net revenues grew 8 percent on a reported basis and 9 percent on a constant currency basis, reflecting higher revenues across both wholesale and direct-to-consumer channels across the region. Operating income for the region was flat as higher net revenues were partially offset by higher selling expenses and advertising investments.

•
In Europe, net revenues grew 13 percent on a reported basis and, excluding unfavorable currency translation effects of $14 million, 17 percent on a constant currency basis, reflecting broad-based growth across all markets and channels, including strong growth in the company's women's and tops business. Operating income growth of 26 percent reflects improved operating leverage driven by higher net revenues.

•
In Asia, net revenues grew 5 percent on a reported basis and, excluding unfavorable currency translation effects of $11 million, 10 percent on a constant currency basis, reflecting expansion and performance of the company's direct-to-consumer business. Operating income decreased by 32 percent, reflecting an increase in selling expenses related to retail expansion, which more than offset the impact of higher revenues.

Fiscal Year 2018 Highlights

•	On a reported basis, gross margin for the fiscal year was 53.8 percent compared with 52.3 percent in fiscal 2017, primarily due to increased direct-to-consumer sales.

•
SG&A expenses for the fiscal year were $2,461 million compared with $2,096 million in fiscal 2017. Higher costs primarily reflected expansion of the company's retail network, increased advertising investments and higher incentive compensation expense reflecting stronger company performance.

•
Operating income of $537 million for the fiscal year was up from $467 million in fiscal 2017, reflecting global revenues growth and higher gross margins, partially offset by continued investments in the company's direct-to-consumer business and increased investments in advertising.

Regional Overview

Reported regional net revenues and operating income for the fiscal year were as follows:

	Net Revenues			Operating Income*
	Year Ended		% Increase As Reported	Year Ended		% Increase As Reported
($ millions)	November 25, 2018	November 26, 2017		November 25, 2018	November 26, 2017
Americas	$3,043	$2,774	10%	$551	$529	4%
Europe	$1,646	$1,312	25%	$293	$199	47%
Asia	$887	$818	8%	$87	$78	11%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, net revenues grew 10 percent on both a reported and constant currency basis, primarily reflecting continued growth in the wholesale channel driven by Signature and Levi's brands, and the strong performance of the company-operated retail network. The increase in operating income reflects higher net revenues and higher gross margins partially offset by higher selling and advertising expenses.

•
In Europe, net revenues grew 25 percent on a reported basis and, excluding favorable currency translation effects of $50 million, 21 percent on a constant currency basis, reflecting broad-based growth across all channels. Operating income growth of 47 percent reflects higher net revenues across all channels, partially offset by higher selling expenses to support growth and higher investments in advertising.

•
In Asia, net revenues grew 8 percent on a reported basis and, excluding favorable currency translation effects of $1 million, 8 percent on a constant currency basis, primarily reflecting expansion and performance of the company's direct-to-consumer business. Operating income growth of 11 percent primarily reflects higher net revenues and gross margins partially offset by selling costs to support retail expansion.

Cash Flow and Balance Sheet

At November 25, 2018, cash and cash equivalents of $713 million were complemented by $805 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.5 billion. Net debt at the end of fiscal 2018 was $339 million.

Cash from operations for fiscal 2018 was $420 million, a decrease of $106 million compared to fiscal 2017, primarily reflecting accelerated contributions to the company's pension plans that it made in connection with the enactment of the Tax Act and higher payments for inventory, SG&A expenses and income taxes, partially offset by an increase in cash received from customers. Free cash flow for fiscal 2018 was $95 million, a decline of $190 million due to a decrease in cash from operations as well as an increase in cash paid for capital expenditures, repurchases of common stock in connection with our equity incentive program, and a higher dividend payment. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Subsequent to the fiscal year end, on January 30, 2019, the company's board of directors declared a cash dividend on the company's common stock of $110 million, which represents a 22% increase over the dividend declared in the first quarter of fiscal 2018. The company expects to pay this dividend in two installments in fiscal 2019, with the first installment in the first quarter and the second installment in the fourth quarter.

Investor Conference Call

The company’s fourth quarter and fiscal year 2018 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~5788266 on February 5, 2019, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 5788266. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through February 11, 2019, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 5788266. Please see "Non-GAAP Financial Measures" below and the related reconciliations at the end of the press release as well as http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP financial measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2018 net revenues were $5.6 billion. For more information, go to http://levistrauss.com.

Forward Looking Statement

This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: inventory levels, including year-end levels; full year gross margin; SG&A and advertising costs; revenues growth; and projected cash uses in fiscal 2019. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for fiscal 2018, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Free Cash Flow, Net Debt, Adjusted EBIT and Net Revenues in Constant Currency, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Free Cash Flow, Net Debt, Adjusted EBIT and Net Revenues in Constant Currency and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles.Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See "RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FOURTH QUARTER AND FISCAL YEAR 2018" below.

Constant currency

The Company reports operating results in accordance with GAAP, as well as on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The Company calculates constant currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. The company's constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 25, 2018	November 26, 2017
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$713,120	$633,622
Trade receivables, net of allowance for doubtful accounts of $10,037 and $11,726	534,164	485,485
Inventories:
Raw materials	3,681	3,858
Work-in-process	2,977	3,008
Finished goods	877,115	752,530
Total inventories	883,773	759,396
Other current assets	157,002	118,724
Total current assets	2,288,059	1,997,227
Property, plant and equipment, net of accumulated depreciation of $974,206 and $951,249	460,613	424,463
Goodwill	236,246	237,327
Other intangible assets, net	42,835	42,893
Deferred tax assets, net	397,791	537,923
Other non-current assets	117,116	118,005
Total assets	$3,542,660	$3,357,838

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$31,935	$38,451
Accounts payable	351,329	289,505
Accrued salaries, wages and employee benefits	298,990	227,251
Accrued interest payable	6,089	6,327
Accrued income taxes	15,466	16,020
Other accrued liabilities	348,390	301,516
Total current liabilities	1,052,199	879,070
Long-term debt	1,020,219	1,038,860
Postretirement medical benefits	74,181	89,248
Pension liability	195,639	314,525
Long-term employee related benefits	107,556	90,998
Long-term income tax liabilities	9,805	20,457
Other long-term liabilities	116,462	95,257
Total liabilities	2,576,061	2,528,415
Commitments and contingencies
Temporary equity	299,140	127,035

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,602,843 shares and 37,521,447 shares issued and outstanding, respectively	376	375
Accumulated other comprehensive loss	(424,584)	(404,381)
Retained earnings	1,084,321	1,100,916
Total Levi Strauss & Co. stockholders’ equity	660,113	696,910
Noncontrolling interest	7,346	5,478
Total stockholders’ equity	667,459	702,388
Total liabilities, temporary equity and stockholders’ equity	$3,542,660	$3,357,838

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended
	November 25, 2018	November 26, 2017	November 27, 2016
	(Dollars in thousands)
Net revenues	$5,575,440	$4,904,030	$4,552,739
Cost of goods sold	2,577,465	2,341,301	2,223,727
Gross profit	2,997,975	2,562,729	2,329,012
Selling, general and administrative expenses	2,460,915	2,095,560	1,866,805
Operating income	537,060	467,169	462,207
Interest expense	(55,296)	(68,603)	(73,170)
Loss on early extinguishment of debt	—	(22,793)	—
Other income (expense), net	18,258	(26,992)	18,223
Income before income taxes	500,022	348,781	407,260
Income tax expense	214,778	64,225	116,051
Net income	285,244	284,556	291,209
Net income attributable to noncontrolling interest	(2,102)	(3,153)	(157)
Net income attributable to Levi Strauss & Co.	$283,142	$281,403	$291,052

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended
	November 25, 2018	November 26, 2017	November 27, 2016
	(Dollars in thousands)
Net income	$285,244	$284,556	$291,209
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	4,336	30,125	(22,925)
Net investment hedge gains (losses)	21,280	(59,945)	(829)
Foreign currency translation (losses) gains	(43,713)	40,256	(30,380)
Unrealized (losses) gains on marketable securities	(1,488)	3,379	143
Total other comprehensive (loss) income, before related income taxes	(19,585)	13,815	(53,991)
Income tax (expense) benefit related to items of other comprehensive income (loss)	(852)	9,223	6,211
Comprehensive income, net of income taxes	264,807	307,594	243,429
Comprehensive income attributable to noncontrolling interest	(1,868)	(3,258)	(625)
Comprehensive income attributable to Levi Strauss & Co.	$262,939	$304,336	$242,804

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Levi Strauss & Co. Stockholders
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
	(Dollars in thousands)
Balance at November 29, 2015	$375	$3,291	$705,668	$(379,066)	$1,595	$331,863
Net income	—	—	291,052	—	157	291,209
Other comprehensive (loss) income, net of tax	—	—	—	(48,248)	468	(47,780)
Stock-based compensation and dividends, net	—	9,649	(40)	—	—	9,609
Reclassification to temporary equity	—	(10,563)	—	—	—	(10,563)
Repurchase of common stock	—	(932)	(1,631)	—	—	(2,563)
Cash dividends paid	—	—	(60,000)	—	—	(60,000)
Balance at November 27, 2016	375	1,445	935,049	(427,314)	2,220	511,775
Net income	—	—	281,403	—	3,153	284,556
Other comprehensive income, net of tax	—	—	—	22,933	105	23,038
Stock-based compensation and dividends, net	2	25,878	(70)	—	—	25,810
Reclassification to temporary equity	—	(13,575)	(34,114)	—	—	(47,689)
Repurchase of common stock	(2)	(13,748)	(11,352)	—	—	(25,102)
Cash dividends paid	—	—	(70,000)	—	—	(70,000)
Balance at November 26, 2017	375	—	1,100,916	(404,381)	5,478	702,388
Net income	—	—	283,142	—	2,102	285,244
Other comprehensive loss, net of tax	—	—	—	(20,203)	(234)	(20,437)
Stock-based compensation and dividends, net	3	18,471	(67)	—	—	18,407
Reclassification to temporary equity	—	11,232	(183,336)	—	—	(172,104)
Repurchase of common stock	(2)	(29,703)	(26,334)	—	—	(56,039)
Cash dividends paid	—	—	(90,000)	—	—	(90,000)
Balance at November 25, 2018	$376	$—	$1,084,321	$(424,584)	$7,346	$667,459

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	November 25, 2018	November 26, 2017	November 27, 2016
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income	$285,244	$284,556	$291,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,205	117,387	103,878
Unrealized foreign exchange (gains) losses	(30,804)	24,731	(5,853)
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	19,974	5,773	(17,175)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement losses	4,336	30,125	14,991
Loss on extinguishment of debt, net of write-off of unamortized debt issuance costs	—	22,793	—
Stock-based compensation	18,407	25,809	9,333
Provision for (benefit from) deferred income taxes	134,258	(486)	66,078
Other, net	7,395	8,005	2,813
Change in operating assets and liabilities:
Trade receivables	(60,474)	3,981	6,150
Inventories	(147,389)	(14,409)	(121,379)
Other current assets	(30,870)	1,828	(22,944)
Other non-current assets	(3,189)	(6,862)	(9,103)
Accounts payable and other accrued liabilities	161,039	35,714	43,040
Restructuring liabilities	(420)	(4,274)	(17,290)
Income tax liabilities	(8,590)	2,478	7,653
Accrued salaries, wages and employee benefits and long-term employee related benefits	(44,887)	(9,408)	(49,880)
Other long-term liabilities	(3,864)	(1,800)	5,029
Net cash provided by operating activities	420,371	525,941	306,550
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(159,413)	(118,618)	(102,950)
Proceeds from sale of assets	—	—	17,427
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(19,974)	(5,773)	17,175
Net cash used for investing activities	(179,387)	(124,391)	(68,348)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	502,835	—
Repayments of long-term debt	—	(525,000)	(36,092)
Proceeds from senior revolving credit facility	—	—	180,000
Repayments of senior revolving credit facility	—	—	(279,000)
Proceeds from short-term credit facilities	31,929	35,333	29,154
Repayments of short-term credit facilities	(28,230)	(29,764)	(18,219)
Other short-term borrowings, net	(4,977)	(6,231)	13,475
Payment of debt extinguishment costs	—	(21,902)	—
Payment of debt issuance costs	—	(10,366)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity exercises	(56,039)	(25,102)	(2,563)
Dividend to stockholders	(90,000)	(70,000)	(60,000)
Other financing, net	(907)	(1,536)	(304)
Net cash used for financing activities	(148,224)	(151,733)	(173,549)
Effect of exchange rate changes on cash and cash equivalents	(13,262)	8,242	(7,661)
Net increase in cash and cash equivalents	79,498	258,059	56,992
Beginning cash and cash equivalents	633,622	375,563	318,571
Ending cash and cash equivalents	$713,120	$633,622	$375,563

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$23,099	$22,664	$19,903
Property, plant and equipment additions due to build-to-suit lease transactions	2,750	19,888	—

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$51,200	$52,097	$67,052
Cash paid for income taxes during the period, net of refunds	96,277	54,602	57,148

The notes accompanying our consolidated financial statements in our Form 10-K are an integral part of these consolidated financial statements.

CASH USES IN FISCAL YEAR 2018 AND
PROJECTED CASH USES IN FISCAL YEAR 2019
Our principal cash requirements include working capital, capital expenditures, payments of principal and interest on our debt, payments of taxes, contributions to our pension plans and payments for postretirement health benefit plans, settlement of shares issued under our 2016 Equity Incentive Plan, as amended to date and, if market conditions warrant, occasional investments in, or acquisitions of, business ventures in our line of business. In addition, we regularly evaluate our ability to pay dividends or repurchase stock, all consistent with the terms of our debt agreements.
The following table presents selected cash uses in fiscal 2018 and the related projected cash uses for these items in fiscal 2019 as of November 25, 2018:

	Cash Used in	Projected Cash Uses in
	2018	2019
	(Dollars in millions)
Capital expenditures(1)	$159	$200
Interest	51	49
Federal, foreign and state taxes (net of refunds)	96	87
Pension plans(2)	124	16
Postretirement health benefit plans	12	10
Dividend(3)	90	110
Total selected cash requirements	$532	$472
______________

(1)	Capital expenditures consist primarily of costs associated with information technology investments for the Company's e-commerce business and investment in company-operated retail stores.

(2)
2018 cash used in the pension plans included an additional planned contribution made during the year. The 2019 pension contribution amounts will be recalculated at the end of the plans' fiscal years, which for our U.S. pension plan is at the beginning of the Company's third fiscal quarter. Accordingly, actual contributions may differ materially from those presented here, based on factors such as changes in discount rates and the valuation of pension assets.

(3)
Subsequent to the fiscal year end, on January 30, 2019, our Board of Directors declared a cash dividend of $110.0 million, payable in two $55 million installments. The Company expects to pay the first installment in the first quarter of 2019 and the second installment in the fourth quarter of 2019.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND FISCAL YEAR 2018

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on February 5, 2019, discussing the company’s financial condition and results of operations as of and for the quarter and year ended November 25, 2018. Free cash flow, Net debt, Adjusted EBIT and Net revenues in constant currency are non-GAAP financial measures. As used in this press release: (1) Free cash flow represents net cash from operating activities less purchases of property, plant and equipment, proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, payment of debt extinguishment costs, repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (2) Net debt represents total debt, excluding capital leases, less cash and cash equivalents; (3) Adjusted EBIT represents net income excluding income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, restructuring related charges, severance and asset impairment, net, and pension and postretirement benefit plan curtailment and net settlement losses (gains), net; and (4) Net revenues in constant currency represents net revenues without the impact of foreign currency exchange rate fluctuations.

Free cash flow:

	Year Ended
	November 25, 2018	November 26, 2017
	(Dollars in millions)
Most comparable GAAP measure:
Net cash provided by operating activities	$420.4	$525.9

Non-GAAP measure:
Net cash provided by operating activities	$420.4	$525.9
Purchases of property, plant and equipment	(159.4)	(118.6)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(20.0)	(5.8)
Payment of debt extinguishment costs	—	(21.9)
Repurchase of common stock, including shares surrendered for tax withholdings on equity exercises	(56.0)	(25.1)
Dividend to stockholders	(90.0)	(70.0)
Free cash flow	$95.0	$284.5

Net debt:

	November 25, 2018	November 26, 2017
	(Dollars in millions)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,052.2	$1,077.3

Non-GAAP measure:
Total debt, excluding capital leases	$1,052.2	$1,077.3
Cash and cash equivalents	(713.1)	(633.6)
Net debt	$339.1	$443.7

Adjusted EBIT:

	Three Months Ended		Year Ended
	November 25, 2018	November 26, 2017	November 25, 2018	November 26, 2017
(Dollars in millions)	(unaudited)
Most comparable GAAP measure:
Net income	$97.3	$117.2	$285.3	$284.6

Non-GAAP measure:
Net income	$97.3	$117.2	$285.3	$284.6
Income tax expense	38.1	21.7	214.8	64.2
Interest expense	9.7	16.3	55.3	68.6
Loss on early extinguishment of debt	—	—	—	22.8
Other (income) expense, net	(17.3)	(5.4)	(18.3)	27.0
Restructuring and related charges, severance and asset impairment charges, net	1.4	7.2	5.4	13.4
Pension and postretirement benefit plan curtailment and net settlement (gains) losses, net(1)	—	—	(0.1)	0.3
Adjusted EBIT	$129.2	$157.0	$542.4	$480.9
______________

(1)	Includes non-cash pension curtailment and settlement charges.

Net revenues in constant currency:

	Three Months Ended			Year Ended
	November 25, 2018	November 26, 2017	% Increase	November 25, 2018	November 26, 2017	% Increase
	(Dollars in millions)
Net revenues:
Total revenues
As reported	$1,591.8	$1,465.7	8.6%	$5,575.4	$4,904.0	13.7%
Impact of foreign currency	—	(32.0)	*	—	44.0	*
Constant-currency	$1,591.8	$1,433.7	11.0%	$5,575.4	$4,948.0	12.7%

Americas
As reported	$922.9	$855.3	7.9%	$3,042.7	$2,774.0	9.7%
Impact of foreign currency	—	(6.8)	*	—	(7.3)	*
Constant-currency	$922.9	$848.5	8.8%	$3,042.7	$2,766.7	10.0%

Europe
As reported	$420.9	$373.6	12.7%	$1,646.2	$1,312.3	25.4%
Impact of foreign currency	—	(14.3)	*	—	49.9	*
Constant-currency	$420.9	$359.3	17.1%	$1,646.2	$1,362.2	20.8%

Asia
As reported	$248.0	$236.8	4.7%	$886.5	$817.7	8.4%
Impact of foreign currency	—	(10.9)	*	—	1.4	*
Constant-currency	$248.0	$225.9	9.8%	$886.5	$819.1	8.2%
_____________

* Not meaningful